UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 6, 2009

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Central Vermont Public Service Corporation (the "Company") Board of Directors held on April 6, 2009, the Company's Board of Directors approved the Company's 2009 Management Incentive Plan ("MIP") structure, specific performance measures and targets for executive officers.  The structure and targets include measures in the following "Balanced Scorecard" categories: Customer, Financial and People.  The goal of the measures is to focus management on striving for high customer service at the lowest cost by motivating and developing employees and ensuring their safety, in order to provide the best return for its shareholders.  The MIP weightings remain the same as in 2008 at 80% for the Company measures and 20% based on individual performance which is at the discretion of the Board.  The level of targeted payouts as a percentage of base salary also remained the same as 2008 (Chief Executive Officer 50% of salary, Senior Vice President 30% and Vice President 25%).  Depending on performance the payout potential is 0 - 2 times target.  As in 2008, if the average results of the financial measures do not meet a hurdle of 50% of target, then the overall payout can not be above target.  In addition for the customer measures, if the average results for the Company's Service Quality and Reliability Plan standards do not meet a hurdle of 50% of target then the overall payout can not be above target.

A copy of the 2009 Management Incentive Plan is attached hereto as Exhibit A 10.17.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
A 10.17	Management Incentive Plan, Effective as of January 1, 2009.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble Vice President, Strategic Change and Business Services

April 7, 2009